As filed with the Securities and Exchange Commission on February 28, 2003

===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------

                                MULLER MEDIA INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

                                   88-0430189
                      (IRS Employer Identification Number)

                         11 East 47th Street, 3rd Floor
                          New York, New York 10017-7916
                    (Address of principal executive offices)

                          John J. Adams, Chairman & CEO
                                Muller Media Inc.
                         11 East 47th Street, 3rd Floor
                          New York, New York 10017-7916
                     (Name and address of agent for service)

                                 (212) 317-0175
          (Telephone number, including area code of agent for service)

                    2003 Directors, Officers and Consultants
                Stock Option, Stock warrant and Stock Award Plan
                            (Full title of the Plans)
         -------------------------------------------------------------


===============================================================================

              DEREGISTRATION OF SHARES OF COMMON STOCK AND WARRANTS


         This Post-Effective Amendment No. 1 to Muller Media, Inc.'s ("Muller Media") Registration Statement No. 333-30829 on Form S-8 filed on January 24, 2003 (the "Registration Statement") is filed to deregister 19,405,000 shares of Muller Media's common stock and 3,750,000 Series A Warrants to purchase shares of common stock previously registered that remain available for issuance under the 2003 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan of Muller Media, Inc. ("Stock Option Plan") as of the date hereof.

         Accordingly, pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, Muller Media hereby deregisters all shares originally registered because all such shares remain available for issuance under the Stock Option Plan as of the date hereof.

         On the 27th day of January, 2003 Muller Media issued 10,655,000 shares of common stock to nine officers and directors and affiliates upon exercise of warrants held by such persons.

         Additionally, on the 24th and 27th day of January, 2003 Muller Media issued 4,100,000 shares of common stock to four consultants in consideration of services to be performed by such consultants. Muller Media also issued 3,750,000 warrants to five consultants in consideration of services to be performed by such consultants.

         Subsequent to the date of such issuance the officers, directors and affiliates have agreed to return the certificates representing all such shares and warrants, such certificates have been cancelled by the transfer agent and the originals thereof are in transit to the transfer agent as of the date of this Post-Effective Amendment No. 1.

         Furthermore, the consulting agreements have been cancelled by mutual consent of Muller Media and the Consultants and all securities issued or agreed to be issued under the terms of the respective consulting agreements have been cancelled and the originals thereof are in transit to the transfer agent as of the date of this Post-Effective Amendment No. 1.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on February 26, 2003.

Muller Media Inc.



By: /s/Clifford S. Postelnik
   --------------------------------------------------
       Clifford S. Postelnik, Vice President, General Counsel,
                   Secretary and Director